Exhibit 99.1

PMC-Sierra Reports Fourth Quarter 2007 Results

-- Q4 2007 Net revenues	$123.6 million
-- Q4 2007 GAAP Net loss	$(5.1) million or $(0.02) per share
-- Q4 2007 Non-GAAP Net income	$20.1 million or $0.09 per share

SANTA CLARA, Calif.--(BUSINESS WIRE)--PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors, today reported results for the fourth quarter and year ended December 30th, 2007.

Net revenues in the fourth quarter of 2007 were $123.6 million compared with $117.5 million in the third quarter of 2007, and $101.9 million in the fourth quarter of the prior year. The revenues in the fourth quarter of 2007 represent a quarterly sequential increase of 5% and a year-over-year increase of 21%.

Net loss in the fourth quarter of 2007 on a GAAP basis was $5.1 million (GAAP loss per share of $0.02) compared with GAAP net loss of $5.9 million (GAAP loss per share of $0.03) in the third quarter of 2007. Non-GAAP net income in the fourth quarter of 2007 was $20.1 million (non-GAAP diluted net income per share of $0.09) compared with non-GAAP net income in the third quarter of 2007 of $19.1 million (non-GAAP diluted net income per share of $0.09).

Non-GAAP net income in the fourth quarter of 2007 excludes the following items: (i) $8.2 million in stock-based compensation expense; (ii) $9.8 million in amortization of purchased intangible assets; (iii) $2.6 million in restructuring costs including $1.9 million for asset impairment; (iv) $2.1 million foreign exchange loss on foreign denominated FIN 48 tax liabilities; and (v) $1.6 million income tax effect relating to the non-GAAP adjustments, off-set by $4.1 million of interest relating to the liability for unrecognized tax benefit of prior years.

“In the fourth quarter of 2007, PMC experienced its best operational results in years,” said Bob Bailey, Chairman and CEO of PMC-Sierra. “We had strong demand for most of our diversified portfolio, especially enterprise storage and printer-related products.”

For the year ended December 30, 2007, net revenues were $449.4 million compared with $425.0 million for the year ended December 31, 2006, an increase of 6% year-over-year. GAAP net loss in 2007 was $49.1 million (GAAP net loss per share of $0.23) compared with GAAP net loss of $99.9 million (GAAP net loss per share of $0.49) for the prior year. Non-GAAP net income in 2007 was $51.0 million (non-GAAP diluted net income per share of $0.23) compared with the prior year’s non-GAAP net income of $57.9 million (non-GAAP diluted net income per share of $0.28).

For a full reconciliation of GAAP net loss to non-GAAP net income, please refer to the schedule on page 6 and 7 of this press release. The Company believes the additional non-GAAP measures provided are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, as well as used to plan for the Company’s future periods. Non-GAAP measures are however neither stated in accordance with, nor are they a substitute for, GAAP measures.

The Company made the following product announcements in the fourth quarter of 2007:

  We announced the Tachyon® QE8 Fibre Channel protocol controller that enables a new class of networked storage systems. Storage networks are transitioning to 8Gbit/s connectivity to remove bandwidth bottlenecks created by data consolidation through virtualization and Web 2.0 fixed content storage. PMC-Sierra’s Tachyon QE8 specifically addresses these new applications by doubling the performance of existing solutions and adding a host of advanced features, including PCI-Express 2.0 Gen-II, Multiple Outbound Read Requests and advanced 8Gbit/s serial link monitoring. The Tachyon QE8 is fully interoperable with PMC-Sierra’s family of 4Gbit/s Fibre Channel products allowing storage OEMs to increase performance, decrease power and preserve years of software investment.
  We also announced the availability of a new multi-service fiber access gateway device with integrated ITU-T G.984 GPON interface. The MSP7160 integrates all of the functionality required for a GPON residential gateway, and leverages PMC-Sierra’s proven GPON interoperability and software layers to improve performance and reduce OEM time-to-market. This new device enables carriers to expand HD video service offerings to consumers through the mass deployment of high bandwidth broadband for applications such as video and picture sharing, P2P and data storage. The MSP7160 delivers gigabit-per-second IPv4 or IPv6 routing, Network Address Translation and Quality of Service features. It includes integrated multi-channel VoIP terminal adapter capabilities, GPON MAC and SERDES functions with proven interoperability.

Fourth Quarter 2007 Conference Call

Management will review the fourth quarter 2007 results and provide guidance for the first quarter of 2008 during a conference call at 2:30 pm Pacific Time/5:30 pm Eastern Time on January 24th, 2008. The conference call webcast will be accessible under the Financial Events and Calendar section at http://investor.pmc-sierra.com/. To listen to the conference call live by telephone, dial 416-642-5212 approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 647-436-0148 using the access code 1498394. A replay of the webcast will be available for five business days.

First Quarter 2008 Conference Call

PMC-Sierra is planning on releasing its results for the first quarter of 2008 on April 17, 2008. A conference call will be held on the day of the release to review the quarter and provide an outlook for the second quarter of 2008.

About PMC-Sierra

PMC-SierraTM is a leading provider of broadband communications and storage semiconductors for metro, access, fiber to the home, wireless infrastructure, storage, laser printers, and fiber access gateway equipment. PMC-Sierra offers worldwide technical and sales support, including a network of offices throughout North America, Europe, Israel and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

© Copyright PMC-Sierra, Inc. 2008. All rights reserved. PMC and Tachyon are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. PMC-SIERRA, PMCS and “Enabling connectivity. Empowering people.” are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 30,	September 30,	December 31,	December 30,	December 31,
	2007	2007	2006	2007	2006

Net revenues	$123,569	$117,455	$101,917	$449,381	$424,992
Cost of revenues	43,205	39,871	37,125	158,297	146,456
Gross profit	80,364	77,584	64,792	291,084	278,536

Other costs and expenses:
Research and development	37,418	35,557	41,713	159,134	158,661
Selling, general and administrative	24,493	24,124	26,362	100,486	102,363
Amortization of purchased intangible assets	9,836	9,836	10,136	39,343	33,381
In-process research and development	-	-	-	-	35,300
Restructuring costs and other charges	2,593	1,564	453	14,837	6,119
Income (loss) from operations	6,024	6,503	(13,872)	(22,716)	(57,288)

Other income (expense):
Interest income, net	2,877	2,728	2,297	9,914	8,979
Foreign exchange gain (loss)	(2,511)	(7,052)	3,508	(18,486)	(109)
Amortization of debt issue costs	(242)	(242)	(242)	(968)	(968)
Loss on investments, net	-	-	-	-	(1,269)
Income (loss) before provision for income taxes	6,148	1,937	(8,309)	(32,256)	(50,655)

Provision for income taxes	(11,229)	(7,877)	(33,891)	(16,848)	(49,237)
Net loss	$(5,081)	$(5,940)	$(42,200)	$(49,104)	$(99,892)

Net loss per common share - basic and diluted	$(0.02)	$(0.03)	$(0.20)	$(0.23)	$(0.49)

Shares used in per share calculation - basic and diluted	218,912	216,837	212,295	216,330	203,470
As a supplement to the Company's condensed consolidated statements of operations presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income (loss) and net income (loss) per share in its press release.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Reconciliation of GAAP net loss to Non-GAAP net income
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended				Three Months Ended
	December 30, 2007				December 31, 2006
	Reported	Non-GAAP Items		Non-GAAP	Reported	Non-GAAP Items		Non-GAAP

Net revenues	$123,569	-		$123,569	$101,917	-		$101,917

Cost of revenues	43,205	(344)	(1)	42,861	37,125	(517)	(1)	36,608

Gross profit	80,364	344		80,708	64,792	517		65,309

Operating expenses:
Research and development	37,418	(4,091)	(1)	33,327	41,713	(5,472)	(1)	36,241
Selling, general and administrative	24,493	(3,727)	(1)	20,766	26,362	(5,395)	(1)	20,967
Amortization of purchased intangible assets	9,836	(9,836)	(5)	-	10,136	(10,136)	(5)	-
Restructuring costs and other charges	2,593	(2,593)	(2)	-	453	(453)	(4)	-
Income (loss) from operations	6,024	20,591		26,615	(13,872)	21,973		8,101

Other income (expense):
Interest income, net	2,877	-		2,877	2,297	-		2,297
Foreign exchange gain (loss)	(2,511)	2,146	(3)	(365)	3,508	(3,521)	(3)	(13)
Amortization of debt issue costs	(242)	-		(242)	(242)	-		(242)
Income (loss) before provision for income taxes	6,148	22,737		28,885	(8,309)	18,452		10,143

(Provision for) recovery of income taxes	(11,229)	2,488	(6)	(8,741)	(33,891)	28,446	(7)	(5,445)
Net income (loss)	$(5,081)	$25,225		$20,144	$(42,200)	$46,898		$4,698

Net income (loss) per common share - basic	$(0.02)			$0.09	$(0.20)			$0.02
Net income (loss) per common share - diluted	$(0.02)			$0.09	$(0.20)			$0.02

Shares used in per share calculation - basic	218,912			218,912	212,295			212,295
Shares used in per share calculation - diluted	218,912			221,468	212,295			214,332

Non-GAAP adjustments consist of:
(1) Stock based compensation
(2) $2.6 million restructuring costs including $1.9 million for asset impairment, $0.6 million for excess facilities, and $0.1 million for payroll-related costs
(3) Foreign exchange gain (loss) on Canadian taxes
(4) $0.5 million restructuring costs related to vacating the Ottawa facility
(5) Amortization of purchased intangible assets
(6) $1.6 million income tax effect relating to the non-GAAP adjustments, off-set by $4.1 million of interest relating to the liability for unrecognized tax benefit of prior years
(7) $29.9 million increase in our estimated tax provision for previous years as a result of a written communication received in 2007 from tax authorities, and $1.4 million income tax effect relating to these non-GAAP adjustments
PMC-Sierra, Inc.
Reconciliation of GAAP net loss to Non-GAAP net income
(in thousands, except for per share amounts)
(unaudited)

	Twelve Months Ended				Twelve Months Ended
	December 30, 2007				December 31, 2006
	Reported	Non-GAAP Items		Non-GAAP	Reported	Non-GAAP Items		Non-GAAP

Net revenues	$449,381	-		$449,381	$424,992	-		$424,992

Cost of revenues	158,297	(1,691)	(1)	156,606	146,456	(10,758)	(6)	135,698
Gross profit	291,084	1,691		292,775	278,536	10,758		289,294

Operating expenses:
Research and development	159,134	(16,563)	(1)	142,571	158,661	(16,210)	(1)	142,451
Selling, general and administrative	100,486	(14,867)	(2)	85,619	102,363	(22,466)	(7)	79,897
Amortization of purchased intangible assets	39,343	(39,343)	(5)	-	33,381	(33,381)	(5)	-
In-process research and development	-	-		-	35,300	(35,300)	(8)	-
Restructuring costs and other charges	14,837	(14,837)	(3)	-	6,119	(6,119)	(9)	-
Income (loss) from operations	(22,716)	87,301		64,585	(57,288)	124,234		66,946

Other income (expense):
Interest income, net	9,914	-		9,914	8,979	-		8,979
Foreign exchange gain (loss)	(18,486)	18,222	(4)	(264)	(109)	(447)	(4)	(556)
Amortization of debt issue costs	(968)	-		(968)	(968)	-		(968)
Loss on investments	-	-		-	(1,269)	1,269	(10)	-
Income (loss) before provision for income taxes	(32,256)	105,523		73,267	(50,655)	125,056		74,401

(Provision for) recovery of income taxes	(16,848)	(5,384)	(11)	(22,232)	(49,237)	32,693	(12)	(16,544)
Net income (loss)	$(49,104)	$100,139		$51,035	$(99,892)	$157,749		$57,857

Net income (loss) per common share - basic	$(0.23)			$0.24	$(0.49)			$0.28
Net income (loss) per common share - diluted	$(0.23)			$0.23	$(0.49)			$0.28

Shares used in per share calculation - basic	216,330			216,330	203,470			203,470
Shares used in per share calculation - diluted	216,330			218,569	203,470			209,542

Non-GAAP adjustments consist of:
(1) Stock based compensation expense
(2) Stock based compensation expense of $17.1 million and $2.2 million reversal of a payroll tax accrual in a foreign jurisdiction
(3) $14.8 million restructuring costs including $9.4 million for severance, and $3.0 million for excess facilities, and $2.4 million for contract termination and asset impairment
(4) Foreign exchange gain (loss) on Canadian taxes
(5) Amortization of purchased intangible assets
(6) Stock based compensation expense of $1.8 million and purchase accounting adjustments of $8.9 million
(7) Stock based compensation expense of $19.9 million; acquisition costs of $0.2 million and $2.4 million payroll tax in a foreign jurisdiction
(8) $35.3 million in charges for in-process research and development from the purchases of Passave and the Avago Storage Semiconductor Businesses
(9) $6.1 million in restructuring comprised of $1.6 million net provision for excess facilities, $4.2 million additional severance, and $0.3 million in contract termination and asset impairment
(10) $1.3 million net loss on investments including a $3.2 million write-down, offset by $1.9 million gains on sales of investment

(11) $10.7 million income tax effect of the non-GAAP adjustments, $4.0 million recovery of prior years' income taxes, and $3.8 million recovery of future income taxes, off-set by $13.1 million of interest relating to the liability for unrecognized tax benefit of prior years

(12) $29.9 million increase in our estimated tax provision for previous years as a result of a written communication received in 2007 from tax authorities, $7.0 million withholding and other taxes on repatriation of funds, and $4.2 million income tax effect of these non-GAAP adjustments
PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 30,	December 31,
	2007	2006

ASSETS:
Current assets:
Cash and cash equivalents	$364,922	$258,914
Accounts receivable, net	39,362	37,303
Inventories, net	34,246	34,505
Prepaid expenses and other current assets	16,266	17,164
Income tax receivable	2,365	-
Total current assets	457,161	347,886

Property and equipment, net	18,725	18,904
Investments and other assets	10,747	14,653
Goodwill	398,418	395,943
Intangible assets, net	187,126	223,629
Deposits for wafer fabrication capacity	5,145	5,145
Deferred tax assets	54,676	397
	$1,131,998	$1,006,557

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$24,011	$19,074
Accrued liabilities	53,617	51,199
Income taxes payable	-	59,428
Deferred income taxes	2,787	2,042
Liability for unrecognized tax benefit	71,586	-
Accrued restructuring costs	10,911	12,657
Deferred income	13,674	11,340
Total current liabilities	176,586	155,740

2.25% Senior convertible notes due October 15, 2025	225,000	225,000
Long-term obligations	958	-
Deferred taxes and other tax liabilities	23,023	52,657
Liability for unrecognized tax benefit	107,764	-

PMC special shares convertible into 2,065 (2006 - 2,099) shares of common stock
	2,671	2,732

Stockholders' equity
Common stock and additional paid in capital	1,395,183	1,327,808
Accumulated other comprehensive income (loss)	1,437	(1,127)
Accumulated deficit	(800,624)	(756,253)
Total stockholders' equity	595,996	570,428
	$1,131,998	$1,006,557
PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended
	December 30,	December 31,
	2007	2006

Cash flows from operating activities:
Net loss	$(49,104)	$(99,892)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Stock-based compensation	35,334	37,908
In-process research and development	-	35,300
Depreciation and amortization	55,774	48,778
Impairment of purchased intangible assets	1,855	-
Loss on investments	-	1,269
Loss on disposal of property and equipment	512	-
Changes in operating assets and liabilities:
Accounts receivable	(2,059)	2,203
Inventories	(156)	(6,181)
Prepaid expenses and other current assets	1,998	(15,416)
Accounts payable and accrued liabilities	6,933	(14,296)
Deferred taxes and income taxes payable	40,780	44,664
Accrued restructuring costs	(1,595)	(2,576)
Deferred income	2,334	336
Net cash provided by operating activities	92,606	32,097

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	-	(419,436)
Proceeds from sales and maturities of short-term available-for-sale investments	-	222,357
Proceeds from sale of investments and other assets	-	5,445
Purchases of property and equipment	(9,824)	(8,011)
Purchases of intangible assets	(8,754)	(5,144)
Net cash provided by (used in) investing activities	(18,578)	(204,789)

Cash flows from financing activity:
Proceeds from issuance of common stock	31,980	26,040
Net cash provided by financing activity	31,980	26,040

Net increase (decrease) in cash and cash equivalents	106,008	(146,652)
Cash and cash equivalents, beginning of the year	258,914	405,566
Cash and cash equivalents, end of the year	$364,922	$258,914

CONTACT:
PMC-Sierra, Inc.
Vice President & CFO
Mike Zellner, 1-408-988-1204
or
VP Marketing Communications
David Climie, 1-408-988-8276
or
Senior Manager, Communications
Susan Shaw, 1-408-988-8515